                                                                      EXHIBIT 21


                                  SUBSIDIARIES

SEROLOGICALS CORPORATION

- -      Serologicals Finance Company
       -      Serologicals License Company
       -      Serologicals, Inc.
              -      Allegheny Biologicals, Inc.
              -      Am Rho Laboratories, Inc.
              -      Serologicals Ltd. (formerly known as Bioscot Ltd.)
                            -      Bioscot Ltd.
              -      Serologicals Investment Company
                            -      Serologicals Management Partnership, LP (1)
              -      Serologicals Royalty Company
              -      Bio-Lab, Inc.
              -      Med-Lab, Inc.
       -      Serologicals Proteins, Inc.
       -      Site Acquisition Corp.
              -      Therapeutics, Inc.
       -      Serologicals Plasma Company
              -      Ohio Plasma Products, Inc.
              -      Simi Biological Resources, Inc.
              -      Louisiana Plasma Company
                            -      Alameda Plasma Center, Inc.
                            -      MBW Enterprises, Inc.
                                             -      American Biologics, Inc.
                                             -      National Biologicals, Inc.
              -      Bloomington Plasma, Inc.
              -      Seronat Plasma, Inc.
              -      Southeastern Biologics, Inc.
              -      Plasma Management, Inc.
              -      Reno Plasma, Inc.

- -      Serologicals (Barbados), Inc. (FSC)

       (1) Serologicals Investment Company is the 99% limited partner in Serologicals Management Partnership. Serologicals, Inc. is the 1% general partner.

- -      First tier subsidiary of Serologicals Corporation
       -      Second tier subsidiary
*               -   Third tier subsidiary
                      -     Fourth tier subsidiary
                              -     Fifth tier subsidiary

       Unless otherwise indicated, all subsidiaries are wholly owned